Exhibit 10(j)




                                    SUBLEASE

                                 BY AND BETWEEN

               Johnson Matthey Electronic Assembly Services, Inc.,
                             a Florida corporation,

                                    SUBLESSOR

                                       AND

                           RELM WIRELESS CORPORATION,

                              a Nevada corporation

                                    SUBLESSEE

                              DATED March 24, 2000





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                                TABLE OF CONTENTS


1.    Provisions.....................................................................................1
2.    Premises.......................................................................................1
3.    Term...........................................................................................1
4.    Minimum Rent, Payment of Minimum Rent, Additional Rent, Net Sublease and Security Deposit......1
         (a)  Minimum Rent...........................................................................1
         (b)  Payment of Minimum Rent................................................................2
         (c)  Additional Rent........................................................................2
         (d)  Net Sublease...........................................................................2
         (e)  Security Deposit.......................................................................3
5.    Use and Compliance With Law....................................................................3
         (a)  Use....................................................................................3
         (b)  Compliance With Law....................................................................3
6.    Incorporation of Master Lease..................................................................3
7.    Brokers........................................................................................4
8.    Care of the Premises...........................................................................4
9.    Condition of the Premises......................................................................4
10.   Obligations of Sublessee Under the Master Lease................................................5
11.   Insurance......................................................................................5
12.   Indemnification................................................................................5
         (a)  Sublessee Indemnification..............................................................5
         (b)  Sublessor Indemnification..............................................................6
13.   Sublease and Assignment by Sublessee...........................................................6
14.   Sale and Assignment by Sublessor...............................................................6
15.   Damage, Destruction or Condemnation............................................................6
16.   Sublessee Alterations..........................................................................7
17.   Sublessor Alterations..........................................................................7
18.   Holding Over...................................................................................8
19.   Entry by Sublessor.............................................................................8
20.   Master Lease...................................................................................8
21.   Limitation of Liability........................................................................8
22.   Waiver.........................................................................................9
23.   Successors and Assigns.........................................................................9
24.   Captions.......................................................................................9
25.   Relationship of Parties........................................................................9
26.   Defined Terms..................................................................................9
27.   Notices........................................................................................9
28.   Signage........................................................................................10
29.   Environmental Matters..........................................................................10
         (a)  Environmental Laws.....................................................................10
         (b)  Hazardous Substances...................................................................10
         (c)  Use of Hazardous Substances............................................................10
         (d)  Radon..................................................................................10
30.   Counterparts/Facsimile Signature...............................................................12
31.   Quiet Enjoyment................................................................................12
32.   Attorneys' Fees................................................................................12
33.   Jurisdiction and Venue.........................................................................12




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Exhibits
--------

A - Master Lease
B - Sublessee Improvements
C - Sublessor Environmental Matters





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                                    SUBLEASE

         This Sublease is made and entered into as of this 24th day of March, 2000, by and between Johnson Matthey Electronic Assembly Services, Inc., a Florida corporation ("Sublessor") and Relm Wireless Corporation, a Nevada corporation ("Sublessee"), as a Sublease under the Lease dated April 23, 1991, by and between American Equities Limited, No. 4 as Landlord ("Master Landlord") and Targ-It-Tronics, Inc. as Tenant (Johnson-Matthey Electronic Assembly Services, Inc. being the successor to Targ-It-Tronics, Inc.), as amended by Addendum to Lease [undated but notarized April 23, 1991, Addendum to Lease dated January 9, 1992, First Amendment to Lease dated January __, 1992, Second Amendment to Lease dated October 1, 1993, Third Amendment to Lease dated September __, 1994, Fourth Amendment to Lease [dated by Landlord 10/21/98], and Fifth Amendment to Lease [undated] (collectively, the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit A and incorporated herein by reference.

         WITNESSETH, that the parties hereto agree as follows:

         1. Provisions. This Sublease is subject to all of the terms, covenants or conditions of the Master Lease (except as provided in Section 6 hereof) and Sublessee shall assume and perform all of the obligations of Sublessor as Tenant in said Master Lease to the extent said terms, covenants or conditions are applicable to the Premises (as defined in Section 2 hereof) subleased hereunder. Sublessee shall not commit or permit to be committed any act or omission which shall violate any term, covenant or condition of the Master Lease or cause Sublessor to be in default under the Master Lease.

         2. Premises. Subject to all terms, covenants and conditions hereof, Sublessor does hereby sublease to Sublessee and Sublessee hereby agrees to sublease from Sublessor the "Premises" (as defined pursuant to the Master Lease) located in the "Building" (as defined pursuant to the Master Lease) and located at 7100 Technology Drive, West Melbourne, Florida. The Premises contain approximately 54,000 square feet.

         3. Term. The term ("Term") of this Sublease shall commence on March 24, 2000 ("Commencement Date") and shall expire on June 30, 2005 ("Expiration Date"), unless sooner terminated pursuant to any provision hereof.

         4. Minimum Rent, Payment of Minimum Rent, Additional Rent, Net Sublease and Security Deposit.

                  (a) Minimum Rent Subject to any escalation which may be provided for in the Master Lease, Sublessee shall pay, for each calendar month of the Term, net minimum monthly rent ("Minimum Rent") in the amount of Twenty-three



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Thousand Three Hundred Eighteen and 26/100 Dollars ($23,318.26) per month during the Term.

                  (b) Payment of Minimum Rent. Minimum Rent shall be payable in advance on or before the first day of each calendar month of the Term of this Sublease, without deduction, offset, prior notice or demand, in lawful money of the United States. Minimum Rent for any period during the Term hereof which is for less than one month shall be prorated. The Minimum Rent for the first month (or fractional month) of the Term hereof, shall be due and payable upon execution of this Sublease. Minimum Rent shall be paid directly to Master Landlord at American Equities Ltd, No. 4, 1717 North Bayshore Drive, Suite 208, Miami, Florida 33132, or at such place as Master Landlord may from time to time designate in writing. Sublessee shall pay all applicable Florida sales tax with respect to Minimum Rent.

                  (c) Additional Rent. All amounts which Sublessee is required to pay or discharge pursuant to this Sublease (in addition to Minimum
         Rent), together with any interest or penalty which may be added for late payment thereof, shall constitute additional rent hereunder ("Additional Rent"). Sublessee shall pay all applicable Florida sales tax with respect to Additional Rent. In the event of any failure by Sublessee to pay or discharge any such amount, Sublessor shall have all rights, powers and remedies provided for herein or by law or otherwise in the case of nonpayment of Minimum Rent. Any Additional Rent payments due pursuant to the terms, covenants and conditions of the Master Lease shall be paid pursuant to the terms, covenants and conditions of the Master Lease. In the event Sublessor receives any demand for payment of Additional Rent, Sublessee shall remit payment to Sublessor within ten
         (10) days of receipt of invoice by Sublessee from Sublessor.

                  The amount of Additional Rent payable to the Master Landlord as of the Commencement Date is Four Thousand Seven Hundred Twenty-five and No/100 Dollars ($4,725.00) which Sublessee shall pay to Master Landlord in conjunction with Sublessee's monthly Minimum Rent payment. In addition, as of the Commencement Date, Florida sales tax payable to the Master Landlord in conjunction with Sublessee's payment of monthly Minimum Rent and Additional Rent is One Thousand Six Hundred Eighty-two and 59/100 Dollars ($1,682.59).

                  (d) Net Sublease. This Sublease is a "net sublease" and Sublessee's obligations to pay all Minimum Rent and Additional Rent shall be absolute and unconditional, and Sublessee shall pay all Minimum Rent and Additional Rent required to be made by Sublessee without notice or demand and without abatement, offset or deduction whatsoever. All costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof which may arise or become due and payable with respect to the period constituting the Term hereof (whether or not the


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         same shall become payable during such Term or thereafter) shall be paid by Sublessee. Minimum Rent and Additional Rent for the month of March 2000 shall be prorated between Sublessor and Sublessee as of the Commencement Date. Hence, Sublessee shall tender to Sublessor the sum of Seven Thousand Three Hundred Eighty-Six and 10/100 Dollars ($7,386.10) for the period March 24, 2000 through March 31, 2000.

                  (e) Security Deposit. Receipt of Twenty-eight Thousand Six Hundred Twenty-one and 11/100 Dollars ($28,621.11) is hereby acknowledged as non-interest bearing security for performance under this Sublease by Sublessee. In the event Sublessee has performed all of the terms, covenants and conditions of this Sublease throughout the Term, Sublessor shall, within thirty (30) days after Sublessee vacates the Premises, return to Sublessee the amount paid as a security deposit after first deducting any sums owing to Sublessor.

         5. Use and Compliance With Law.

                  (a) Use. Sublessee shall use the Premises only for those uses which are normal and customary for businesses in the technology, electronics, communications, or telecommunications industries. Sublessee shall not (i) permit any waste upon or do any damage to the Premises, (ii) use or permit the use of the Premises for any unlawful purpose, or (iii) permit any rubbish, refuse or garbage to accumulate or create a fire hazard in, on or about the Premises. If, as a result of Sublessee's use and occupancy of the Premises, Sublessor's costs and expenses associated with the Premises or Master Lease are increased in any manner whatsoever, Sublessee shall be responsible for one hundred percent (100%) of such additional cost to Sublessor. In such event, Sublessor shall deliver to Sublessee a statement identifying Sublessee's activity which resulted in such increased cost and Sublessee shall reimburse Sublessor for such increased cost within ten
         (10) days of receipt of such statement.

                  (b) Compliance With Law. Sublessee, at Sublessee's sole cost and expense, shall comply with any covenants or restrictions of record, or any applicable building codes, laws, ordinances, orders, rules and regulations whether state, federal, municipal or promulgated by other agencies or bodies having jurisdiction over the Premises or the Building of which the Premises are a part including, without limitation, the Americans With Disabilities Act ("ADA"), Environmental Laws (as hereinafter defined) and obtaining any and licenses, permits, certificates of occupancy or similar such requirements necessary or applicable to Sublessee or Sublessee's use or occupancy of the Premises (collectively, "Legal Requirements").

         6. Incorporation of Master Lease. The terms, covenants and conditions of the Master Lease are, except as otherwise herein specifically provided, hereby incorporated in this Sublease with the same effect as if entirely rewritten herein, and shall


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fix the rights and obligations of the parties hereto with respect to the
Premises with the same effect as if Sublessor and Sublessee were, respectively, the landlord and tenant named in the Master Lease. Sublessee hereby covenants to perform the covenants and undertakings of Sublessee as tenant under the Master Lease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms, covenants and conditions of said Master Lease. Except as otherwise specifically provided herein, Sublessee is to have the benefit of the covenants and undertakings of Master Landlord in the Master Lease. It is expressly understood and agreed, however, that Sublessor is not in the position to render any of the services or to perform any of the obligations required of Sublessor by the terms of this Sublease, and that performance by Sublessor of its obligations hereunder are conditioned upon due performance by Master Landlord of its corresponding obligations under the Master Lease. It is further understood and agreed, therefore, that notwithstanding anything to the contrary contained in this Sublease, Sublessor shall not be in default under this Sublease for failure to render such services or perform such obligations required of Sublessor by the terms of this Sublease which are the responsibility of the Master Landlord under the Master Lease, but Sublessor (upon reasonable advance written notice from Sublessee) agrees to take all reasonable measures to cause Master Landlord to provide said services and perform said obligations. The term "reasonable measures" shall not include legal action against Master Landlord for its failure to so perform unless Sublessee agrees to pay all costs and expenses in connection therewith.

         7. Brokers and Related Parties. Each party represents that it has not had dealings with any real estate broker, finder or other person with respect to this Sublease in any manner. Each party shall hold the other party harmless, and Sublessee and Sublessor shall hold Master Landlord harmless, from all damages resulting from any claims that may be asserted against the other party by Sutton Properties, Fred Sutton, Harold Sutton, any broker, finder or other person with whom the indemnifying party has or purportedly has dealt.

         8. Care of the Premises. Sublessee agrees that Sublessee will take good care of the Premises, and will commit no waste, and will not do, suffer or permit to be done any injury to the same. If any maintenance or repairs in, on or about the Premises or Building are caused in part or in whole by the act, neglect, fault or omission of Sublessee, its agents, employees or invitees, Sublessee shall undertake such maintenance or repairs or shall pay to Sublessor the cost of such maintenance and repairs and Sublessor shall undertake such maintenance and repairs. Further, any damage to the Premises or Building done by Sublessee or Sublessee's agents (i) in taking in or removing Sublessee's personal property from the Premises, or (ii) in bringing in building materials or removing construction debris during construction of alterations and/or other improvements, shall be repaired by Sublessee, at Sublessee's sole cost and expense.

         9. Condition of the Premises. Except with respect to Sublessor's Obligations (as hereinafter defined), Sublessee shall accept the Premises in an "AS IS WITH ALL FAULTS" condition and hereby acknowledges that the Premises are in good


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condition and satisfactory in all respects for Sublessee's occupancy. Sublessor shall have no construction or improvement obligations with respect to the Premises. Sublessee further acknowledges and agrees (a) that Sublessor makes no representation or warranty whatsoever as to the condition of the Premises including, without limitation, whether or not the Premises is in compliance with Legal Requirements, and (b) that Sublessor shall not be required to comply with the provisions of the ADA as such arises from or extends to the use or occupancy of the Premises, or any portion thereof, by Sublessee. All costs, expenses and disbursements of every kind and nature resulting from, relating to, or arising out of ADA compliance as a result of Sublessee's use and occupancy of the Premises shall be at Sublessee's sole cost and expense.

         10. Obligations of Sublessee Under Master Lease. It is hereby understood and agreed that Sublessee's right to use, possess and enjoy the Premises are subject to the terms, covenants or conditions of the Master Lease and the rights and remedies of Master Landlord thereunder.

         11. Insurance. Sublessee agrees, during the Term hereof, to carry and maintain insurance in accordance with Paragraph 6.1 of the Master Lease, naming Sublessor, Master Landlord and Master Landlord's agent as additional insureds. Notwithstanding liability limits, said limits shall not diminish or otherwise impact or affect Sublessee's obligations hereunder. If annual premiums paid by Master Landlord or Sublessor for fire and extended coverage insurance at the Building shall exceed standard rates because of Sublessee's operations, the contents of the Premises, or improvements or alterations made by Sublessee with respect to the Premises result in extra-hazardous exposure, Sublessee shall promptly pay the excess amount of the premium upon demand of Sublessor. Sublessee shall deposit certificate(s) evidencing said insurance with Sublessor on or before the Commencement Date.

         12. Indemnification.

         (a) Sublessee Indemnification. Sublessee agrees to indemnify Sublessor and Master Landlord, their partners, officers, directors, employees, lenders, successors and assigns against, and to hold Sublessor and Master Landlord, their partners, officers, directors, employees, lenders, successors and assigns harmless from, any and all claims, obligations, liabilities, demands, damages, judgments, costs or expenses of any kind or nature, including court costs and reasonable attorney's fees, arising out of, resulting from and/or relating to
(i) the use or occupancy of the Premises by Sublessee, its agents, employees, invitees or contractors, (ii) any failure by Sublessee to perform, keep and obey the terms, covenants or conditions of the Master Lease, (iii) any failure by Sublessee to perform, keep and obey the terms, covenants or conditions of this Sublease, (iv) any act, omission, accident, incident or occurrence on, in or about the Premises during the Term hereof resulting from the use or occupancy of the Premises by Sublessee, its agents, employees, invitees or contractors, (v) Sublessee's causing or permitting any Hazardous Substances (as hereinafter defined) to be installed, used, generated, stored, treated, transported, released, discharged or disposed of in, on, under, from or about the Premises.


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Sublessee's obligations hereunder shall survive the expiration or earlier termination of this Sublease; provided, however, that Sublessee's obligations pursuant to this Paragraph 12(a) and Sublessee's representations and warranties contained in Paragraph 29(c) hereof shall terminate and be of no further force and effect, and Sublessor may make no claim for indemnification pursuant to this Paragraph 12(a), (x) after the first anniversary of the expiration or earlier termination of this Sublease with respect to obligations and claims arising pursuant to subparagraphs 12(a)(i)-(iv) hereof, and (y) after the seventh anniversary of the expiration or earlier termination of this Sublease with respect to obligations and claims arising pursuant to subparagraph 12(a)(v) or Paragraph 29(c) hereof.

         (b) Sublessor Indemnification. Except as otherwise provided pursuant to paragraph 29 hereof, Sublessor agrees to indemnify Sublessee, their partners, officers, directors, employees, lenders, successors and assigns against, and to hold Sublessee, their partners, officers, directors, employees, lenders, successors and assigns harmless from, any and all claims, obligations, liabilities, demands, damages, judgments, costs or expenses of any kind or nature, including court costs and reasonable attorney's fees, arising out of, resulting from and/or relating to (i) any failure by Sublessor, as tenant under the Master Lease, to perform, keep and obey the terms, covenants and conditions of the Master Lease prior to the Commencement Date of this Sublease, or (ii) any inaccuracy of any representation or warranty contained in Section 29(e) of this Sublease. Sublessor's obligations pursuant to this Paragraph 12(b) and Sublessor's representations and warranties contained in Paragraph 29(e) hereof shall survive for the periods specified in Section 7.1(c) of the Transaction Agreement signed on even date herewith by Sublessor and Sublessor.

         13. Sublease and Assignment by Sublessee. In addition to any prohibitions contained in the Master Lease, it is mutually agreed that Sublessee may not assign this Sublease, sublease any portion of the Premises or otherwise "Transfer" (as defined pursuant to paragraph 8.1 of the Master Lease) this Sublease. In the event Sublessee requests Sublessor's consent to an assignment and/or sublease, Sublessor hereby agrees that Sublessor shall not unreasonably withhold Sublessor's consent.

         14. Sale and Assignment by Sublessor. Sublessor may sell, assign, convey or otherwise transfer its interest in the Premises and this Sublease at any time, without notice to or the consent of Sublessee, and that upon the occurrence of any such sale, assignment, conveyance or other transfer, Sublessor shall have no further obligation or liability whatsoever hereunder, except to transfer the security deposit held by Sublessor to Sublessor's successor or assign hereunder.

         15. Damage, Destruction or Condemnation. In the event of damage or destruction of the Premises or the taking of all or any part thereof under the power of eminent domain, this Sublease shall terminate if, but only if, the Master Lease is terminated as a result thereof, and the Minimum Rent and Additional Rent payable hereunder shall abate only as long as and in the same proportion as the rent due from


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Sublessor to Master Landlord abates as a result thereof. Sublessee shall other comply with Sublessor's obligations as Tenant under paragraph 7.1 of the Master Lease.

         16. Sublessee Alterations. Sublessee shall make no alterations, additions or improvements in, on or about the Premises, without the prior written consent of both Sublessor and Master Landlord. Prior to commencing any such alterations, additions or improvements, Sublessee shall provide such assurances to Sublessor and Master Landlord including, without limitation, waivers of lien, surety company performance and payment bonds, and personal guarantees of persons of substance, as Sublessor or Master Landlord shall require to assure payment of the costs thereof and to protect Sublessor and Master Landlord against any loss from mechanics', laborers', materialmen's or other liens.

         Attached hereto and made a part hereof as Exhibit B is a detailed description of the Sublessee Improvements which Sublessee wishes to make to the Premises. Subject to Sublessee obtaining the Master Landlord's prior written consent to Sublessee's installing and constructing said Sublessee Improvements, Sublessor consents to Sublessee installing and constructing said Sublessee Improvements. Notwithstanding the foregoing, Sublessor shall have no liability whatsoever with respect to said Sublessee Improvements including, without limitation, removal and/or restoration of said Sublessee Improvements from the Premises upon Sublease expiration. Sublessee shall obtain Master Landlord's acknowledgement and agreement that said Sublessee Improvements may remain a part of the Premises upon Sublease expiration or, if such acknowledgement and agreement is not obtained, Sublessee shall be responsible for removal and/or restoration of said Sublessee Improvements. In addition, Sublessor's approval shall not be a representation or warranty of Sublessor, and shall create no responsibility or liability on the part of the Sublessor, with respect to the adequacy of the Sublessee Improvements for any use, purpose or condition, their completeness, design sufficiency, or compliance with any laws, rules or regulations of governmental agencies or authorities, but shall merely be the acknowledgement by Sublessor that Sublessee wishes to install and construct said Sublessee Improvements. Sublessor agrees to tender to Sublessee the sum of One Hundred Thousand and No/100 Dollars ($100,000.00) with respect to Sublessee's installation and construction of said Sublessee Improvements and shall tender said payment to Sublessee on the Commencement Date.

         17. Sublessor Alterations. Sublessor reserves the right to make alterations to the Premises as and if required by the terms, covenants or conditions of the Master Lease or by any governmental authority in connection with the use and occupancy of the Premises by Sublessor and any subtenants of Sublessor.

         Sublessor and Sublessee hereby acknowledge and agree that Sublessor's obligations with respect to Sublessor's removal of any leasehold improvements, personal property and trade fixtures from the Premises including the nitrogen tank, concrete slab, related wiring and plumbing as contemplated by paragraph 8 of the Fourth Amendment to the Sublease, is governed by the terms, covenants and conditions of that certain



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Transaction Agreement by and between Sublessor, Honeywell International Inc. and
Sublessee dated as of March 24, 2000.

         18. Holding Over. If Sublessee holds over after the expiration or earlier termination of the Term of this Sublease without the express written consent of Sublessor, Sublessee shall become a tenant at sufferance only, at a rental rate equal to 115% of the rental rate in effect upon the date of such expiration and otherwise upon the terms, covenants or conditions herein specified, so far as applicable. Acceptance by Sublessor of Minimum Rent after such expiration or earlier termination shall not constitute a consent to holdover hereunder or result in a renewal. The foregoing provisions of this Section are in addition to, and shall not limit Sublessor's right of reentry or any other rights of Sublessor hereunder or as otherwise provided by law. In the event of any unauthorized holding over, Sublessee shall pay and reimburse Sublessor for, and indemnify Sublessor against, any loss, cost, damage, liability, claim or expense (including reasonable attorney's fees) incurred or arising as a result of Sublessee's holding over including, without limitation,
(a) any and all rental and other obligations and liabilities incurred by Sublessor under the Master Lease as a consequence of Sublessee's holding over, whether or not such rent and other obligations of Sublessor under the Master Lease continue beyond the period of Sublessee's holding over, and (b) any losses due to the interruption of Sublessor's and/or Master Landlord's conduct of business at the Premises.

         19. Entry by Sublessor. Sublessee shall permit Sublessor, Master Landlord, and their respective agents, representatives and designees to enter into and upon any part of the Premises at all reasonable hours to inspect or view the same, clean or make repairs, alterations or additions thereto, as Sublessor or Master Landlord may deem necessary or desirable, and Sublessee shall not be entitled to abatement or reduction of Minimum Rent by reason thereof.

         20. Master Lease. It is understood and agreed by and between the parties hereto that the existence of this Sublease is not dependent nor conditioned upon the continued existence of the Master Lease, and in the event of the expiration, cancellation or termination of the Master Lease for any reason whatsoever, this Sublease shall coincidentally and automatically continue and Sublessee shall assume all of the obligations, rights and privileges under the Master Lease and in such event it shall be in the sole discretion of the Master Landlord to approve or disapprove of the continued Tenancy by Sublessee and its substitution of Sublessor.

         21. Limitation of Liability. Sublessor shall not be liable for the failure by Master Landlord to keep and perform, according the terms of the Master Lease, Master Landlord's duties, covenants, agreements, obligations, restrictions, provisions or conditions, nor for any delay or interruption in Master Landlord's keeping or performance of the same. Under no circumstances shall Sublessor be liable to Sublessee for any incidental, indirect, special or consequential damages resulting from either Sublessor's performance or failure to perform pursuant to this Sublease or Master Landlord's performance or failure to perform pursuant to the Master Lease, whether due to breach of


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contract, breach of warranty, negligence or otherwise. In no event shall
Sublessee be entitled to damages in the event of a breach of this Sublease by Sublessor in excess of the then outstanding balance of Minimum Rent due and payable during the then existing Term of this Sublease.

         22. Waiver. A waiver by Sublessor of any default, breach or failure of Sublessee under this Sublease shall not be construed as a waiver of any subsequent or different default, breach or failure.

         23. Successors and Assigns. All of the terms, covenants, or conditions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         24. Captions. The captions used on the Sections of this Sublease are for convenience only, are not a part of this Sublease, and are not to be considered in the interpretation hereof.

         25. Relationship of Parties. This Sublease does not and shall not create the relationship of principal and agent, or of partnership, or of joint venture, or of any other association between Sublessor and Sublessee, the sole relationship between the parties hereto being strictly that of Sublessor and Sublessee.

         26. Defined Terms. All terms used herein and defined in the Master Lease shall have the definitions assigned to such terms in the Master Lease, except as otherwise provided herein.

         27. Notices. Whenever in this Sublease it shall be required or permitted that notice or demand be given or served by either party to this Sublease, such notice or demand shall be given or served in writing and sent to Sublessor and Sublessee at the addresses set forth below:


             Sublessor:       Honeywell International Inc.
                              101 Columbia Road
                              Morristown, New Jersey  07962
                              Attn.:  Director, Corporate Real Estate
                              Facsimile:  (973) 455-6022

             With copy to:    Johnson Matthey Electronic Assembly Services, Inc.
                              7505 Technology Drive
                              West Melbourne, Fla  32904
                              Attn.: General Manager
                              Facsimile: 321-725-3397

             Sublessee:      RELM Wireless Corporation
                             7100 Technology Drive


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                             West Melbourne, Fla  32904
                             Attn:  Vice President and Chief Financial Officer
                             Facsimile:  321-984-0168

All such notices shall be sent by (i) certified or registered mail, return receipt requested, and shall be effective three (3) days after the date of mailing; (ii) Federal Express or similar overnight courier and shall be effective one (1) day after delivery to Federal Express or similar overnight courier; (iii) facsimile transmission and shall be effective on the date of transmission; or (iv) personal service and shall be effective on the same day as service. Any such address may be changed from time to time by either party serving notices as provided above.

         28. Signage. Any signage requirements of Sublessee shall be subject to the terms, covenants and conditions of the Master Lease and shall further require the prior written consent of Sublessor (which consent shall not be unreasonably withheld or delayed) and Master Landlord.

         29. Environmental Matters.

                  (a) Environmental Laws. The term "Environmental Laws" shall mean and refer to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); 42 U.S.C. Section 9601, et seq, the Federal Resource Conservation and Recovery Act of 1976 ("RCRA"); 42 U.S.C. Section 6901, et seq, the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq, the Clean Air Act, 42 U.S.C. Section 7401, et seq, all as the same may be from time to time amended, and any other federal, state, county, municipal, local or other statute, law, ordinance, or regulation which relates to or deals with human health or to the environment including, without limitation, all regulations promulgated by a regulatory body pursuant to any such statute, law, ordinance or regulation;

                  (b) Hazardous Substances. The term "Hazardous Substances" shall mean and refer to asbestos, radon, urea-formaldlehyde, polychlorinated biphenyls ("PCBs"), or substances containing PCB's nuclear fuel or materials, radioactive materials, explosives, known carcinogens, petroleum products and bi-products, and any substances defined as hazardous or toxic or as a contaminant or pollutant in or the release or disposal of which is regulated by an Environmental Laws.

                  (c) Use of Hazardous Substances. Sublessee shall not install, use, generate, store, treat, transport, release, discharge or dispose of in, or, under, from or about the Premises as Hazardous Substances without Sublessor's and Master Landlord's prior written approval.

                  (d) Radon. Sublessor is providing to Sublessee the following radon notice: "Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

                  (e) Sublessor Representations and Warranties. Sublessor hereby represents and warrants that, to the actual knowledge of Bill Cunningham, General Manager of Sublessor, after reasonable inquiry, and except as set forth in Exhibit C:

                  (1) no Hazardous Substances are now or have been located, produced, treated, stored, transported, incorporated, discharged, emitted, released, deposited or disposed of by Sublessor in, upon, under, over or from the Premises;

                  (2) no threats exist of a discharge, release or emission of Hazardous Substances by Sublessor in, upon, under, over or from the Premises into the environment;

                  (3) the Premises has not been used by Sublessor as or for a mine, a landfill, a dump or other disposal facility, auto repair, a dry cleaner, or a gasoline service station;

                  (4) during the term of the Master Lease and as of the date of this Sublease, neither the Premises nor any part thereof is in violation of any Environmental Law, no notice of any such violation or any alleged violation thereof has been issued or given by any governmental entity or agency, and there is not now nor has there been any investigation or report involving the Premises by any governmental entity or agency which is in any way related to Hazardous Substances;

                  (5) no person, party or private or governmental agency or entity has given to Sublessor any notice of or asserted any claim, cause of action, penalty, cost or demand for payment or compensation, directly or indirectly, resulting from or allegedly resulting from any activity or event described in (1) above;

                  (6) there are not now, nor have there been during the term of the Master Lease, any actions, suits, proceedings or damage settlements relating in any way to Hazardous Substances in, upon, under, over or from the Premises;

                  (7) the Premises is not listed in the United States Environmental Protection Agency's National Priorities List of Hazardous Waste Sites, CERCLIS, or any other list of hazardous sites maintained by any federal, state or local governmental agency;

                  (8) the Premises is subject to no lien or claim for lien in favor of any governmental entity or agency as a result of any release or threatened release of any Hazardous Substances by Sublessor;

                  (9) no aboveground or underground tanks are located under, in, on or about the Premises by Sublessor, or have been located under, in, on or about the Premises and have been subsequently removed or filled by Sublessor;

                  (10) all sewers, sumps and drains are in good working order;
         and

                  (11) the Premises do not include any equipment, machinery, device, or other apparatus that contains polychlorinated biphenyls that is now or has been leaking, nor any asbestos that is or reasonably may be anticipated to become in friable condition within the next five years.

         30. Counterparts/Facsimile Signature. This Sublease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Sublease. Sublessor and Sublessee agree that the delivery of an executed copy of this Sublease by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Sublease had been delivered.

         31. Quiet Enjoyment. So long as Sublessee is not in default of the terms, covenants and conditions of this Sublease, Sublessor shall not interfere with Sublessee's occupancy of the Premises and Sublessee shall have quiet and peaceful possession of the Premises.

         32. Attorneys' Fees. If any legal action is instituted to enforce this Sublease, the prevailing parties shall be entitled to recover reasonable attorneys' fees and court costs from the other party, including the cost of any appellate proceedings.

         33. Jurisdiction and Venue. The parties agree that in the event any claim or action arises out of or is related to the Master Lease and or this Sublease, in which the Master Landlord is named, joined, made a party to or otherwise initiates or joins any action, claim or suit, that they will submit to the jurisdiction of and agree to the venue being Dade County, in the State of Florida.


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



         IN WITNESS WHEREOF, the respective parties hereto have executed this Sublease or caused this Sublease to be executed by their duly authorized representatives the day and year set forth above.

                                   SUBLESSOR:
                                   JOHNSON MATTHEY ELECTRONIC
                                     ASSEMBLY SERVICES, INC.


                                   By:  __________________________
                                           Its:  _______________________


                                   SUBLESSEE:
                                   RELM WIRELESS CORPORATION


                                   By:  _______________________________
                                           Its:  ___________________________


         The foregoing Sublease is made with the full knowledge and consent of Master Landlord, and Master Landlord approves the Sublease herein in accordance with Article VIII of the Master Lease, but retains all rights to disapprove any further sublease of the Premises. Notwithstanding such consent, Sublessor shall not be released from any of its obligations under the Master Lease. Master Landlord acknowledges and agrees (i) that the expiration date of the Master Lease and this Sublease is June 30, 2005, (ii) to send notices of default under the Master Lease to both Sublessor and Sublessee, and (iii) to deal directly with Sublessee on issues affecting the Premises which are the Master Landlord's obligations under the Master Lease including, without limitation, repairs, signage approval, consent to alterations, etc.

         Dated:  March 24, 2000

                                   MASTER LANDLORD:
                                   AMERICAN EQUITIES LIMITED, NO. 4, a
                                     Florida limited partnership


                                   By: Upside, Inc., a Florida corporation,
                                              Its general partner

                                     By: __________________________
                                            Steven J. Feldman
                                            Vice President















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



                                    Exhibit A

                                  (Master Lease)

                                    Exhibit B

                             (Sublessee Improvements)

                                    Exhibit C

                             (Environmental Matters)


         The matters referenced on the attached Phase I Site Assessment of the Premises dated March, 1999.